Exhibit 21.1

E*TRADE Financial Corporation

Subsidiaries of Registrant

BRE Holdings, LLC	E*TRADE Israel Electronic Commerce Ltd.
BrownCo, LLC	(Affiliate Company)
BWL Aviation, LLC	E*TRADE Korea Co., Ltd. (Affiliate Company)
Canopy Acquisition Corp.	E*TRADE Mauritius Limited
Capitol View, LLC	E*TRADE Mortgage Backed Securities Corporation
ClearStation, Inc.	E*TRADE Mortgage Corporation
Confluent, Inc.	E*TRADE Network Services International
Converging Arrows, Inc. (Delaware)	E*TRADE Online Ventures, Inc.
Converging Arrows, Inc. (Nevada)	E*TRADE Professional Securities, LLC
E TRADE Nordic AB	E*TRADE Professional Trading, LLC
E TRADE Sverige AB	E*TRADE Re, LLC
E TRADE Systems India Private Limited	E*TRADE SARL
E*TRADE Access, Inc.	E*TRADE Securities Corporation
E*TRADE Advisory Services, Inc.	E*TRADE Securities Limited
E*TRADE Archipelago Holdings, LLC	E*TRADE Securities LLC
E*TRADE Asia Ltd.	E*TRADE Settlement Services, Inc.
E*TRADE Asset Management, Inc.	E*TRADE Technologies Corporation
E*TRADE Australia Limited (Affiliate Company)	E*TRADE Technologies Group, LLC
E*TRADE Bank	E*TRADE Technologies Holding Limited
E*TRADE Bank A/S	E*TRADE UK (Holdings) Limited
E*TRADE BBH, Inc.	E*TRADE UK Limited
E*TRADE Benelux SA	E*TRADE UK Nominees Limited
E*TRADE Brokerage Holdings, Inc.	E*TRADE Wealth Management, Inc.
E*TRADE Brokerage Services, Inc.	E*TRADE Web Services Limited
E*TRADE Canada Securities Corporation	EGI Canada Corporation
E*TRADE Capital Markets, LLC	Electronic Share Information Limited
E*TRADE Capital Markets-Execution Services, LLC	ETB Capital Trust XI
E*TRADE Capital, Inc.	ETB Capital Trust XII
E*TRADE Clearing LLC	ETB Capital Trust XIII
E*TRADE Community Development Corporation	ETB Capital Trust XV
E*TRADE Disaster Relief Fund	ETB Capital Trust XVI
E*TRADE Europe Securities Limited	ETB Holdings, Inc.
E*TRADE Europe Services Limited	ETB Holdings, Inc. Capital Trust XIV
E*TRADE Financial Corporate Services, Inc.	ETB Holdings, Inc. Capital Trust XVII
E*TRADE Financial Corporation Capital Trust IV	ETB Holdings, Inc. Capital Trust XVIII
E*TRADE Financial Corporation Capital Trust V	ETB Holdings, Inc. Capital Trust XIX
E*TRADE Financial Corporation Capital Trust VI	ETB Holdings, Inc. Capital Trust XX
E*TRADE Financial Corporation Capital Trust VII	ETB Holdings, Inc. Capital Trust XXI
E*TRADE Financial Corporation Capital Trust VIII	ETCF Recreational Asset Funding Corporation
E*TRADE Financial Corporation Capital Trust IX	ETFC Capital Trust I
E*TRADE Financial Corporation Capital Trust X	ETFC Capital Trust II
E*TRADE Futures LLC	ETFC Capital Trust III
E*TRADE Global Asset Management, Inc.	ETP Holdings, Inc.
E*TRADE Global Services Limited	ETP Technologies, LLC
E*TRADE Iceland HF	ETRADE Asia Services Limited
E*TRADE Insurance Services, Inc.	ETRADE Corporate Services (Hong Kong) Limited
E*TRADE International Equipment	ETRADE Financial Information Services (Asia) Limited
Management Corporation	ETRADE Securities (Hong Kong) Limited

ETRADE Securities Limited	TIR Holdings (Brazil) Limitada
Harrisdirect LLC	TIR Securities (Australia) Pty Limited
E*TRADE National Holdings, Inc.	TIR Securities (UK) Limited
Highland Holdings Corporation	TK Global Communications GmbH
Highland REIT, Inc.	Tradescape Technology Holdings, Inc.
Howard Capital Management, Inc.	U.S. Raptor One, Inc.
Kobren Insight Management, Inc.	U.S. Raptor Two, Inc.
LendingLink, LLC	U.S. Raptor Three, Inc.
Professional Path, Inc.	VERSUS Brokerage Services (U.S.) Inc.
SVI International S.A.	W&L Aviation, Inc.
Telebanc Capital Trust I	Web Street Securities, Inc.
Telebanc Capital Trust II	Web Street, Inc.
TFBC Holdings, Inc.	Webstreet.com, Inc.
TIR (Australia) Services Pty Limited	3045175 Nova Scotia Company
TIR (Holdings) Limited	3744221 Canada Inc.